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                                                                      EXHIBIT 11
                                                                     Page 1 of 2

                            INTEGRAMED AMERICA, INC.
         COMPUTATION OF NET INCOME (LOSS) PER SHARE OF COMMON STOCK AND
                            COMMON STOCK EQUIVALENTS
               All amounts in thousands, except per share amounts


                                                                    For the                   For the
                                                              three-month period         nine-month period
                                                              ended September 30 ,      ended September 30,
                                                                1997      1996            1997        1996
                                                              ------    ------           ------     ------
Primary

Net income (loss).........................................    $  108   $  (693)          $  157    $  (681)

Less:  Dividends accrued on Preferred Stock...............        33        33               99         99
                                                              ------    ------           ------     ------

Net income (loss) applicable to Common Stock
   before consideration for induced conversion
   of Preferred Stock.....................................        75      (726)              58       (780)

Assumed value of Common Stock issued to induce
   conversion  of Preferred  Stock, net of the reversal
   of $973,000 of accrued Preferred Stock dividends.......        --     3,292               --      3,292
                                                              ------    ------           ------     ------

Net income (loss) for computation.........................    $   75   $(4,018)          $   58    $(4,072)
                                                              ======    ======           ======     ======

Net income (loss) per share of Common Stock and
   Common Stock equivalents outstanding
before consideration for induced conversion of
Preferred Stock...........................................    $ 0.01   $ (0.08)          $ 0.01    $ (0.11)

Assumed value of conversion inducement....................       --      (0.38)             --       (0.47)
                                                              ------    ------           ------     ------
Net income (loss) per share of Common Stock and
   Common Stock equivalents...............................    $ 0.01   $ (0.46)          $ 0.01    $ (0.58)
                                                              ======    ======           ======     ======

Weighted average number of shares  of Common Stock
    outstanding...........................................    13,243     8,795           10,819      7,056

Add:  Common equivalent shares (determined using the
   "treasury stock" method) representing incremental shares
   issuable upon assumed exercise of options and warrants
   using average market price.............................       193      --                173        --
                                                              ------    ------           ------     ------

Weighted average number of shares of Common  Stock
   and Common Stock equivalents outstanding...............    13,436    8,795            10,992      7,056
                                                              ======    ======           ======     ======


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                                                                      EXHIBIT 11
                                                                   Page 2 of 2
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                                             INTEGRAMED AMERICA, INC.
                          COMPUTATION OF NET INCOME (LOSS) PER SHARE OF COMMON STOCK AND
                                             COMMON STOCK EQUIVALENTS
                                All amounts in thousands, except per share amounts

                                                                   For the                   For the
                                                              three-month period         nine-month period
                                                              ended September 30 ,      ended September 30,
                                                                1997      1996            1997        1996
                                                              ------    ------           ------     ------

Fully Diluted

Net income (loss).........................................     $  108      $  (693)      $    157    $ (681)
                                                               =======      ======       ========    ======

Weighted average number of shares of Common Stock
   outstanding............................................     13,243        6,785         10,819     6,381

Add:  Common equivalent shares (determined using the
   "treasury stock" method) representing incremental shares
   issuable upon assumed exercise of options and warrants
   using average market price.............................        230           37            230       244

Shares of Common Stock issued upon assumed conversion of
   608,234 shares of Series A Preferred Stock
   pursuant to July 17, 1996 conversion offer assuming
   Offer was effective January 1, 1996....................       --          2,433            --      2,433

Shares of Common Stock Issued upon assumed conversion of
   Series A Preferred Stock not converted pursuant to
   July 17, 1996 conversion offer.........................        451          245           451        245
                                                              -------       ------        -------    ------

Average number of shares of Common  Stock and Common
   Stock equivalents outstanding..........................     13,924        9,500         11,500     9,303
                                                              =======       ======        =======    ======

Net income (loss) per share of Common Stock and Common
   Stock equivalents outstanding..........................    $  0.01       $(0.07)       $  0.01    $(0.07)
                                                              =======       ======        =======    ======



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